Exhibit 99.1

FOR RELEASE	FOR MORE INFORMATION CONTACT
April 28, 2010	Scott Schroeder (281) 589-4993

Cabot Oil & Gas Announces First Quarter Profits

HOUSTON, April 28, 2010 - Cabot Oil & Gas Corporation (NYSE: COG) today reported that for the first quarter of 2010 the Company had net income of $28.7 million, or $0.28 per share, compared to $47.6 million, or $0.46 per share, for last year’s first quarter. The 2010 earnings figure, along with 2009 comparison, were impacted by gains on sales of properties, charges related to stock compensation and derivative related movements, which are detailed in the attached Selected Items table. Net income excluding these selected items for both first quarter periods is $30.6 million, or $0.30 per share, for 2010 versus $42.2 million, or $0.41 per share, in 2009.

The Company also reported cash flow from operations for the quarter of $116.1 million, versus the $152.5 million recorded in last year’s first quarter. Discretionary cash flow was down slightly between comparable periods at $131.4 million for 2010, compared to $138.0 million for 2009.

“The key drivers for the lower quarterly results were lower natural gas price realizations, partially offset by increased production,” said Dan O. Dinges, Chairman, President and Chief Executive Officer. “For the quarter, Cabot reported 26.7 Bcfe of production, compared to last year’s first quarter figure of 25.6 Bcfe, which includes 0.6 Bcfe of production from the Canadian properties sold in 2009. Based on 25.0 Bcfe of pro forma production the growth rate for the comparable first quarter periods is 6.8 percent.” Dinges added, “We had a significant up-tick in production half-way through the first quarter, generating a production exit rate of 325 Mmcfe per day.”

Natural gas price realizations were $6.56 per Mcf in 2010 versus $7.51 per Mcf in 2009 for the quarter comparison. This year’s quarter experienced a $1.12 per Mcf pick-up from the Company’s hedge position, where last year’s impact was $3.34 per Mcf. While oil comprises a small portion of Cabot’s production, the hedge per unit impact was very positive, moving realized oil prices up $22.36 per barrel for the first quarter 2010 versus $39.07 per barrel in the first quarter 2009. Even with the smaller hedge benefit in 2010, the realized price of $97.40 per barrel was 29 percent above last year’s first quarter.

“Expenses between comparable quarters fell slightly and were within expectations,” added Dinges. “DD&A increased due to higher production and costs related to leasehold amortizations.”

“During the quarter, Cabot used its balance sheet to continue its leasing efforts in the Marcellus and in establishing a new oil position in the Eagle Ford,” said Dinges. “So far during 2010 we have accumulated 28,400 net acres in these two areas. This, combined with carryover investments from 2009, moved our overall debt level by $110 million, but still well within our comfort level at 33 percent debt to total capital.”

Conference Call

Listen in live to Cabot Oil & Gas Corporation’s first quarter financial and operating results discussion with financial analysts on Thursday, April 29, 2010 at 9:30 a.m. EDT (8:30 a.m. CDT) at www.cabotog.com. A teleconference replay will also be available at (800) 642-1687, (U.S./Canada) or (706) 645-9291 (International), pass code 64482901. The replay will be available through Saturday, May 1, 2010. The latest financial guidance, including the Company’s hedge positions, along with a replay of the web cast, which will be archived for one year, are available in the investor relations section of the Company’s website at www.cabotog.com.

Cabot Oil & Gas Corporation, headquartered in Houston, Texas is a leading independent natural gas producer with its entire resource base located in the continental United States. For additional information, visit the Company’s Internet homepage at www.cabotog.com.

The statements regarding future financial performance and results and the other statements which are not historical facts contained in this release are forward-looking statements that involve risks and uncertainties, including, but not limited to, market factors, the market price (including regional basis differentials) of natural gas and oil, results of future drilling and marketing activity, future production and costs, and other factors detailed in the Company’s Securities and Exchange Commission filings.

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CABOT OIL & GAS RESULTS — Page 3

OPERATING DATA

	Quarter Ended March 31,
	2010	2009
PRODUCED NATURAL GAS (Bcf) & OIL (MBbl)
Natural Gas
North	14.4	10.7
South	11.0	13.2
Canada	—	0.6

Total	25.4	24.5

Crude/Condensate/Ngl
North	23.0	26.0
South	194.0	166.0
Canada	—	4.0

Total	217.0	196.0

Equivalent Production (Bcfe)	26.7	25.6

PRICES
Average Produced Gas Sales Price ($/Mcf)
North	$5.59	$7.19
South	$7.84	$7.95
Canada	$—	$3.51
Total(1)	$6.56	$7.51

Average Crude/Condensate Price ($/Bbl)
North	$68.04	$30.63
South	$100.86	$83.24
Canada	—	$32.01
Total(1)	$97.40	$75.25

WELLS DRILLED
Gross	24	49
Net	20	37
Gross Success Rate	96%	96%

(1)	These realized prices include the realized impact of derivative instrument settlements.

	Quarter Ended March 31,
	2010	2009
Realized Impacts to Gas Pricing	$1.12	$3.34
Realized Impacts to Oil Pricing	$22.36	$39.07

CABOT OIL & GAS RESULTS — Page 4

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)

(In thousands, except per share amounts)

	Quarter Ended March 31,
	2010	2009
Operating Revenues
Natural Gas Production	$166,081	$184,522
Brokered Natural Gas	24,873	33,381
Crude Oil and Condensate	19,982	14,242
Other	1,620	1,794

	212,556	233,939
Operating Expenses
Brokered Natural Gas Cost	21,268	29,749
Direct Operations—Field and Pipeline	22,983	25,479
Exploration	8,426	6,466
Depreciation, Depletion and Amortization	73,498	65,092
General and Administrative (excluding Stock-Based Compensation)	12,522	11,936
Stock-Based Compensation(1)	3,224	5,129
Taxes Other Than Income	10,805	12,898

	152,726	156,749
Gain on Sale of Assets(2)	759	12,707

Income from Operations	60,589	89,897
Interest Expense and Other	14,912	14,226

Income Before Income Taxes	45,677	75,671
Income Tax Expense	16,981	28,091

Net Incomes	$28,696	$47,580

Net Earnings Per Share—Basic	$0.28	$0.46
Weighted Average Common Shares Outstanding	103,794	103,521

(1)

Includes the impact of the Company's performance share awards and restricted stock amortization as well as expense related to stock options and stock appreciation rights. Also includes expense for the Supplemental Employee Incentive Plans which commenced in 2008.

(2)	The gain on sale of assets for the period ending March 31, 2009 primarily relates to the sale of the Thornwood properties in the East.

CABOT OIL & GAS RESULTS — Page 5

CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)

(In thousands)

	March 31, 2010	December 31, 2009
Assets
Current Assets	$293,897	$281,502
Property, Equipment and Other Assets	3,518,020	3,401,899

Total Assets	$3,811,917	$3,683,401

Liabilities and Stockholders’ Equity
Current Liabilities	$265,302	$308,741
Long-Term Debt, excluding Current Maturities	915,000	805,000
Deferred Income Taxes	663,579	644,801
Other Liabilities	113,906	112,345
Stockholders’ Equity	1,854,130	1,812,514

Total Liabilities and Stockholders’ Equity	$3,811,917	$3,683,401

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)

(In thousands)

	Quarter Ended March 31,
	2010	2009
Cash Flows From Operating Activities
Net Income	$28,696	$47,580
Unrealized (Gain) Loss on Derivatives	587	(941)
Income Charges Not Requiring Cash	78,776	71,292
Gain on Sale of Assets	(759)	(12,707)
Deferred Income Tax Expense	15,716	26,349
Changes in Assets and Liabilities	(15,345)	14,495
Exploration Expense	8,426	6,466

Net Cash Provided by Operations	116,097	152,534

Cash Flows From Investing Activities
Capital Expenditures	(226,977)	(171,029)
Proceeds from Sale of Assets	803	15,063
Exploration Expense	(8,426)	(6,466)

Net Cash Used in Investing	(234,600)	(162,432)

Cash Flows From Financing Activities
Net Increase in Debt	110,000	10,000
Dividends Paid	(3,112)	(3,103)
Other	(38)	149

Net Cash Provided by Financing	106,850	7,046

Net Increase / (Decrease) in Cash and Cash Equivalents	$(11,653)	$(2,852)

CABOT OIL & GAS RESULTS — Page 6

Selected Item Review and Reconciliation of Net Income and Earnings Per Share

(In thousands, except per share amounts)

	Quarter Ended March 31,
	2010	2009
As Reported—Net Income	$28,696	$47,580
Reversal of Selected Items, Net of Tax:
Gain on Sale of Assets(1)	(474)	(7,967)
Stock-Based Compensation Expense	2,015	3,216
Unrealized Loss (Gain) on Derivatives(2)	367	(590)

Net Income Excluding Selected Items	$30,604	$42,239

As Reported—Net Earnings Per Share	$0.28	$0.46
Per Share Impact of Reversing Selected Items	0.02	(0.05)

Net Earnings Per Share Including Reversal of Selected Items	$0.30	$0.41

Weighted Average Common Shares Outstanding	103,794	103,521

(1)	The gain on sale of assets in 2009 primarily relates to the sale of the Thornwood properties in the East.
(2)

This unrealized loss (gain) is included in Natural Gas Production Revenues in the Condensed Consolidated Statement of Operations and represents the mark to market change related to the Company’s natural gas basis swaps.

Discretionary Cash Flow Calculation and Reconciliation

(In thousands)

	Quarter Ended March 31,
	2010	2009
Discretionary Cash Flow
As Reported—Net Income	$28,696	$47,580
Plus / (Less):
Unrealized Loss (Gain) on Derivatives	587	(941)
Income Charges Not Requiring Cash	78,776	71,292
Gain on Sale of Assets	(759)	(12,707)
Deferred Income Tax Expense	15,716	26,349
Exploration Expense	8,426	6,466

Discretionary Cash Flow	131,442	138,039
Changes in Assets and Liabilities	(15,345)	14,495
Stock-Based Compensation Tax Benefit	—	—

Net Cash Provided by Operations	$116,097	$152,534

Net Debt Reconciliation

(In thousands)

	March 31, 2010	December 31, 2009
Long-Term Debt	$915,000	$805,000
Stockholders’ Equity	1,854,130	1,812,514

Total Capitalization	$2,769,130	$2,617,514
Total Debt	$915,000	$805,000
Less: Cash and Cash Equivalents	(28,505)	(40,158)

Net Debt	$886,495	$764,842
Net Debt	$886,495	$764,842
Stockholders’ Equity	1,854,130	1,812,514

Total Adjusted Capitalization	$2,740,625	$2,577,356
Total Debt to Total Capitalization Ratio	33.0%	30.8%
Less: Impact of Cash and Cash Equivalents	0.7%	1.1%

Net Debt to Adjusted Capitalization Ratio	32.3%	29.7%